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             1550 South Redwood Road, Salt Lake City, Utah  84104


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 25, 1995

To the Stockholders of
SMITH'S FOOD & DRUG CENTERS, INC.

   The Annual Meeting of the Stockholders of Smith's Food & Drug Centers, Inc. (the "Corporation"), will be held at the Corporation's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Tuesday, April 25, 1995 at 5:00 p.m., Mountain Time, for the following purposes:
   1.     To elect a Board of Directors to serve for the ensuing year;
   2. To ratify and approve an amendment to the Corporation's 1989 Stock Option Plan;
   3. To ratify the selection of Ernst & Young LLP as the Corporation's independent auditors for 1995; and
   4. To transact such other business as may properly come before the meeting and any postponements and/or adjournments thereof.
   The close of business on February 27, 1995, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.
   We hope all stockholders who can do so will attend the Annual Meeting in person. Whether or not you plan to attend, we urge you to complete and sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope. Returning your proxy will not deprive you of your right to attend the meeting and vote your shares in person.
   If you own any combination of Series I Preferred Stock, Class A Common Stock, or Class B Common Stock, please sign and return all proxy cards provided to you for each type of stock owned by you as of the Record Date.

                         By Order of the Board of Directors,

                         /s/Michael C. Frei

                         Michael C. Frei
                              Secretary
Salt Lake City, Utah
March 24, 1995

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [XX]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[XX]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
      12

                       Smith's Food & Drug Centers, Inc.
               (Name of Registrant as Specified In Its Charter)


                       Smith's Food & Drug Centers, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[XX]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________
_______________________________________________________________________

2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
_______________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
_______________________________________________________________________________
_______________________________________________________________________

4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
_______________________________________________________________________

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Filing Date

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             1550 South Redwood Road, Salt Lake City, Utah  84104


                                PROXY STATEMENT

   This Proxy Statement is furnished by Smith's Food & Drug Centers, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the solicitation by the Board of Directors of the Corporation of the enclosed proxies for use at the Annual Meeting of Stockholders to be held at the Corporation's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Tuesday, April 25, 1995 at 5:00 p.m., Mountain Time, and at any postponements or adjournments thereof (the "Annual Meeting").
   Stockholders owning any combination of Series I Preferred Stock, Class A Common Stock, or Class B Common Stock of the Corporation will receive separate proxy cards for each type of stock owned and are requested to sign and date all of the enclosed proxy cards and return them in the envelope provided.
   Any stockholder may revoke a proxy at any time before its use by delivering to the Corporation a written notice of revocation or a duly executed proxy bearing a later date, or upon request if the stockholder attends the meeting and chooses to vote in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of the nominees described below, FOR approval and ratification of an amendment to the Corporation's 1989 Stock Option Plan, and FOR ratification of the selection of Ernst & Young LLP as the Corporation's independent auditors for fiscal 1995.
   This proxy statement and the proxy cards were first mailed to stockholders on or about March 24, 1995. The cost of soliciting proxies will be borne by the Corporation. Regular employees and directors of the Corporation may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation.
The Corporation will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.


                        VOTING SECURITIES; RECORD DATE

   Stockholders will be entitled to one vote for each share of Class B Common Stock and ten votes for each share of Series I Preferred Stock or Class A Common Stock held of record at the close of business on February 27, 1995 (the "Record Date"). All classes of stock will vote together as a single class with respect to the election of directors, the ratification and approval of an amendment to the Corporation's 1989 Stock Option Plan, the ratification and approval of the selection of Ernst & Young LLP as the Corporation's independent auditors and any other proposal for stockholder action as may properly come before the Annual Meeting. An automated system administered by the Corporation's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Corporation will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes, tabulated separately, are included in the determination of the number of shares present at the Meeting and whether a quorum is present. Abstentions and broker non-votes are not counted in determining whether a nominee is elected. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes either for or against the proposal.
   As of the Record Date, the Corporation had issued and outstanding 13,015,425 shares of Class B Common Stock, 12,014,270 shares of Class A Common Stock, and 15,231,777 shares of Series I Preferred Stock.


                             ELECTION OF DIRECTORS

   Fifteen persons have been nominated by the Board of Directors for election as directors at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected or appointed. The fifteen nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. It is the intention of the proxy holders to vote FOR the election of ALL of the nominees listed below in the absence of contrary instructions on the proxy cards. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees (if any) as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.
   The following information is furnished regarding the nominees:
   DeLonne Anderson, age 65, has been a director of the Corporation since 1965. He was previously the Secretary and Marketing Director, Intermountain Region, of the Corporation before retiring in 1985.
   Robert D. Bolinder, age 63, has been a director of the Corporation since 1985. He has served as Executive Vice President, Corporate Planning and Development of the Corporation since 1993. He served as Executive Vice President and Chief Financial Officer of the Corporation from 1988 to 1993, after serving four years as a supermarket industry management consultant. He is also a director of Hannaford Bros. Company, Inc., a regional supermarket chain, and Idaho Power Company, a public utility company. Prior to 1984, Mr. Bolinder was Vice Chairman and a director of Albertson's, Inc. for many years.
   Rodney H. Brady, age 62, has been a director of the Corporation since 1985. Since 1985, he has been President, Chief Executive officer and a director of Bonneville International Corporation, a broadcasting company headquartered in Salt Lake City, Utah. Prior to 1985, Mr. Brady served as President of Weber State University. Mr. Brady is also a director of First Security Corporation, a bank holding company; Deseret Mutual Benefit Association, an employee benefits insurance company; and Bergen Brunswig Corporation, a wholesale drug company.
   Alan R. Hoefer, age 60, has been a director of the Corporation since 1985. Since 1988, he has been Managing Partner of Alan Hoefer & Company, a private investment banking partnership located in San Francisco, California. He currently is serving as a director of Piercing Pagoda, Inc., a jewelry retailer. He also served as President of Hoefer Capital Management Inc., a registered investment advisor, from September, 1990 through September, 1993. Prior to 1988, Mr. Hoefer was President of Hoefer & Arnett, Incorporated, an investment banking firm.
   Allen P. Martindale, age 63, has been a director of the Corporation since 1970. Mr. Martindale is a director of JP Realty, Inc., a publicly held real estate investment trust. Mr. Martindale was Chairman of the Board of Directors and Chief Executive Officer of the Corporation between 1984 and 1988.
   Nicole Miller, age 44, has been President of Nicole Miller since 1986. Nicole Miller, a division of Kobra International, Ltd., is a wholesale clothing manufacturer with retail outlets.
   Duane Peters, age 74, has been a director of the Corporation since 1985. He is President of Duane Peters, Inc., a consulting firm located in Rancho Santa Fe, California. Previously, Mr. Peters was Executive Vice President and General Manager of H.E. Butt Grocery Company and a director of Hannaford Bros. Co., a regional supermarket chain.
   Ray V. Rose, age 71, has been a director of the Corporation since 1984. He is retired, and was President of King Sooper Supermarkets of Denver, Colorado, until 1979. Mr. Rose is also a director of Hormel Company, a meat processing company.
   Stuart Rosenthal, age 49, joined Smith's in 1995 as President and Chief Operating Officer. Previously, Mr. Rosenthal was President and Chief Operating Officer of Big V Supermarkets, Inc. from 1993 to 1994, President and Chief Operating Officer of Furr's Supermarkets, Inc. from 1990 to 1993 and Executive Vice President, Marketing of The Von's Companies, Inc. from 1984 to 1990.
   Fred L. Smith, age 48, has been a director of the Corporation since 1968. Since 1988, he has been President of Fred Smith's Honda Automobiles of Palm Springs, an auto dealership, prior to which time he was a private investor. Since 1989, he has also been President of Fred Smith's Jaguar/Rolls Royce of Rancho Mirage, an auto dealership.
   Jeffrey P. Smith, age 45, has been a director of the Corporation since 1971. He has been Chairman and Chief Executive Officer of the Corporation since 1988. He served as Chief Operating Officer and President of the Corporation from 1984 to 1988.
   Richard D. Smith, age 40, has been a director of the Corporation since 1975. He has been Vice Chairman since 1995. He served as President and Chief Operating Officer of the Corporation from 1988 to 1995, prior to which time he served as Executive Vice President of Operations and Assistant Chief Operating Officer.
   Sean D. Smith, age 24, has served as a director of the Corporation since 1992. Since 1992, he also has served as one of the District Managers within the Corporation's Intermountain Region (renamed Region I during 1993), after serving as a Store Manager since 1991 and holding various other positions with the Corporation in retail operations since 1983 while attending school, including the University of Utah.
   Douglas John Tigert, age 56, has been a director of the Corporation since 1986. He is the Charles Clark Reynolds Professor of Marketing of Babson College, Boston, Massachusetts. He is currently serving as director of the Hudson Bay Company, a retail department store chain; Sobey's Inc., a supermarket chain; and Tractor Supply Co., a retail farm store chain. From 1970 through 1993 he was President of Psychographics International of Canada, Ltd., a marketing research firm. Prior to 1986, he was Dean of the School of Business at the University of Toronto.
   Kenneth A. White, age 52, has been a director of the Corporation since 1986. Since 1992, he has served as Senior Vice President, Regional Manager of the Corporation's California Region (renamed Region II during 1993). He served as Vice President, Regional Manager of the Corporation's California Region from 1991 to 1992. From 1980 to 1991, he served as Vice President, Regional Manager of the Corporation's Intermountain Region.
   Jeffrey P. Smith, Richard D. Smith and Fred L. Smith are brothers. Sean D. Smith is the son of Jeffrey P. Smith.


                    BOARD OF DIRECTORS, COMMITTEE MEETINGS
                         AND COMPENSATION OF DIRECTORS

   The Board of Directors held four meetings during fiscal 1994. All of the directors attended 100% of the meetings of the Board and Committees of which they are members. Directors who are not also employees of the Corporation receive an annual retainer of $7,200 for their services as directors. Additionally, directors who are not also employees of the Corporation receive $2,500 for each Board of Directors meeting attended. Directors who are members of committees of the Board of Directors receive $1,000 for each committee meeting attended.
   Messrs. Bolinder, Rosenthal, Jeffrey P. Smith (Chair), Richard D. Smith and White are members of the Executive Committee of the Board of Directors. Such Committee only exercises the powers of the Board in the management of the business and affairs of the Corporation between regularly scheduled meetings of the Board of Directors, when necessary. The Executive Committee did not meet during fiscal 1994. The Executive Committee serves as the nominating committee for the Board of Directors and, although there are no formal procedures for stockholders to recommend nominations, the Committee will consider any recommendations from stockholders. Recommendations should be sent to Michael C. Frei, Secretary, Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104.
   Messrs. Brady, Hoefer and Martindale (Chair) are members of the Audit Committee of the Board of Directors. Such Committee, which met three times during fiscal 1994, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, and the performance of the Corporation's independent auditors.
   Messrs. Tigert (Chair), Peters and Rose are members of the Compensation Committee of the Board of Directors. Mr. Tigert became a member of the Committee in 1995. Previously, Mr. Anderson was a member of the Committee. Such Committee, which met twice during fiscal 1994, administers the stock option and stock purchase plans of the Corporation on behalf of the Board of Directors. The Compensation Committee also determines compensation for executive officers of the Corporation.


                 APPROVAL AND RATIFICATION OF AN AMENDMENT TO
                   THE CORPORATION'S 1989 STOCK OPTION PLAN

   At the Annual Meeting, the Corporation's stockholders are being asked to approve amendments to the Corporation's 1989 Stock Option Plan (the "1989 Option Plan") to implement certain changes in response to the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993"). Ratification of the proposal requires the affirmative vote of a majority of the shares of Series I Preferred Stock, Class A Common Stock and Class B Common Stock voting on the proposal, with all such shares voting together as a class and with each share of Series I Preferred Stock and Class A Common Stock being entitled to ten votes and each share of Class B Common Stock being entitled to one vote. The total vote cast on the proposal also must equal or exceed at least fifty percent of the number of votes represented by all outstanding shares of Series I Preferred Stock, Class A Common Stock and Class B Common Stock on the Record Date.

General Description of the 1989 Plan

   Purpose of the 1989 Plan; Number of Available Shares. The principal purposes of the 1989 Plan are to permit the use of equity compensation to attract, retain and incentivize high quality personnel. The 1989 Plan provides for the grant of options to purchase shares of the Corporation's Class B Common Stock. The number of shares available for grants under the 1989 Plan cannot exceed ten percent (10%) of the number of shares of Class B Common Stock authorized under the Corporation's Certificate of Incorporation; provided that at no time may the number of shares of Class B Common Stock subject to outstanding and unexercised options (excluding shares issued upon prior exercise of options) exceed ten percent (10%) of the number of shares of Class A and Class B Common Stock outstanding as of the close of trading on the last trading day of the Corporation's immediately preceding fiscal year. Based upon the number of outstanding shares of Class A and Class B Common Stock at the end of fiscal 1994, a total of 2,518,919 shares of Class B Common Stock currently are available for grant of options under the 1989 Plan, of which 1,700,500 were subject to currently outstanding and unexercised options as of the Record Date. These options were held by 90 persons and had expiration dates ranging from January 4, 1997 to June 6, 2005. Each outstanding option under the 1989 Plan has an exercise price of $19.00 per share. In most cases, options granted to executive officers and to other employees, become exercisable in full ten years from the date of grant.
   The 1989 Plan permits, subject to the aggregate-limitation described above, grants of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code") to purchase up to an aggregate of 4,000,000 shares. No ISOs were outstanding under the 1989 Plan as of the Record Date.
   Eligibility. The 1989 Plan permits the grant of stock options to employees, consultants, non-employee directors and other third parties with whom the Corporation has contracted.
   Administration; Terms of Options. The 1989 Plan is administered by the Corporation's Compensation Committee, the members of which cannot receive options under the 1989 Plan. Subject to terms of the 1989 Plan, such Committee has sole discretion, without reference to any specific criteria, to determine the persons to whom, and the time or times at which, options will be granted; the designation of each option as either an ISO or a nonqualified stock option; the per share exercise price and the duration of each option; the number of shares subject to each option; the rate and manner of exercise of each option; and any other restrictions placed on each option. ISOs may not be granted to any employee who, at the time the option is granted, beneficially owns stock of the Corporation representing more than 10% of the voting power of the Corporation.
   The 1989 Plan provides that the per share exercise price for an ISO may not be less than 100% of the fair market value of the Corporation's Class B Common Stock on the date the option is granted and that the duration of an incentive stock option may not be more than ten years from the date of grant. The per share exercise price for nonqualified options may be above or below the fair market value of the Corporation's Class B Common Stock at the time of grant and the duration of a nonqualified stock option may be shorter than or exceed ten years, each in the discretion of the Committee. During the lifetime of the optionee, his or her option is exercisable only by him or her and is not transferable except by will or by the laws of descent and distribution, and then only if presently exercisable. The Committee may, in its sole discretion, provide that upon disability of any employee of the corporation or death of any Optionee, such Optionee's options shall become exercisable in whole or in part, whether or not such option would otherwise have been so exercisable.
   In the event of a change in control of the Corporation, all options outstanding under the 1989 Plan will become fully exercisable. For purposes of the 1989 Plan, a change of control of the Corporation occurs if (i) a person acquires or is reasonably believed by the Board of Directors to have acquired 51% or more of the combined voting power of the Corporation's outstanding securities in a transaction not approved by the Board of Directors serving immediately prior to such transaction, (ii) a majority of the members of the Board of Directors is replaced during any period of two consecutive years, or
(iii) the Corporation's stockholders approve a plan of liquidation in connection with a transaction not approved by the Board of Directors serving immediately prior to the date of the stockholders' meeting at which such approval was given.
   Options Granted. During fiscal 1994, options to purchase 81,000 shares of Class B Common Stock were granted to three employees under the 1989 Plan at an exercise price in each case of $19.00 per share. None of the named executive officers received grants of any options during fiscal 1994. The Company's executive officers, as a group, were granted options to purchase an aggregate of 70,000 shares of Class B Common Stock during fiscal 1994. The last reported sale price of the Class B Common Stock on the New York Stock Exchange Composite Tape on the date of such grants was $24 3/8 per share. No shares have been acquired upon exercise of any options granted under the 1989 Plan.

Proposed Amendment To The 1989 Plan

   Code Section 162(m), enacted as part of OBRA 1993, provides that a publicly held corporation cannot deduct compensation of a "covered employee" to the extent the compensation (excluding certain "performance-based" compensation amounts, as discussed below) exceeds $1 million per tax year. Covered employees include the Chief Executive Officer and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if the material terms of the compensation are disclosed to and approved by the shareholders and such compensation otherwise meets the requirements set forth in Section 162(m). One of the requirements of Section 162(m) is that the plan must provide for a maximum number of shares for which options may be granted to any participant during each fiscal year.
   Accordingly, the Board of Directors has approved an amendment to the 1989 Plan to ensure that the Corporation will be permitted to deduct the compensation expense it may recognize for federal income tax purposes upon the exercise of nonstatutory options (or the disqualifying disposition of incentive stock options) granted to covered employees. Under this amendment, no employee may be granted options for more than 500,000 shares (subject to adjustment for any stock split, recapitalization or similar event) during any fiscal year of the Company. Prior to the amendment, the Plan did not contain such a limitation.
   The Board of Directors recommends a vote FOR approval and ratification of the proposed amendment to the 1989 Plan.

Certain Tax Consequences

   The following discussion summarizes certain federal income tax consequences of stock options under the 1989 Plan based on the current provisions of the Code. It is intended as a general summary only and may not apply to optionees who have special tax circumstances. It does not address foreign, state or local tax consequences, which may differ, nor does it address federal tax consequences (e.g., gift and estate tax) other than income tax consequences. Optionees should consult their own tax advisors for specific information regarding the tax treatment of stock options under the 1989 Plan under their particular circumstances.
   The grant of either an ISO or a nonqualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Corporation. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary compensation income equal to the difference, if any, between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes if the optionee is an employee. The Corporation is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than twelve months, respectively, following exercise. The Corporation does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same federal income tax rates as ordinary income, except that the maximum marginal federal rate at which ordinary income is taxed is currently 39.6 % and the maximum rate at which long-term capital gains are taxed is 28%. Capital gains may be offset in full by capital losses but capital losses may offset other types of income only to the extent of $3,000 per year. Special considerations apply to optionees who are reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, and such optionees should consult their tax advisors with respect to the tax treatment of such options.
   An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Corporation receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Corporation is not entitled to any deduction under these circumstances.
   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income (or any loss) will be treated as a long- or short-term capital gain (or loss), depending on whether the stock was held for more or not more than twelve months, respectively. The Corporation, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.
   The "spread" under an ISO - i.e., the difference between the fair market value of the shares at exercise and the exercise price - is classified as an item of income in the year of exercise for purposes of the alternative minimum tax ("AMT"). An optionee generally will incur AMT if his or her income for a year (i.e., regular taxable income adjusted for certain items and preferences, including the ISO option spread, but reduced by an exclusion amount of $45,000 for joint filers), multiplied by an AMT rate of 26% for the first $175,000 of AMT income and 28% for AMT income in excess of that amount for joint filers, exceeds the optionee's regular income tax liability.


                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following tables set forth certain information concerning compensation of the Corporation's Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers").

                                                                 Long-Term
                                      Annual Compensation       Compensation Awards
Name and Principal Position   Year    Salary($)<F1> Bonus($)    Options/SARs(#)
Jeffrey P. Smith              1994   $684,112     $516,000       ---
Chairman of the Board of      1993    683,606      539,000       ---
Directorsand Chief            1992    669,300      689,920       ---
Executive Officer

Richard D. Smith              1994    547,300      300,000       ---
President and Chief           1993    546,895      300,000       ---
Operating Officer             1992    535,440      549,120       ---

Robert D. Bolinder            1994    333,310      200,000       ---
Executive Vice President,     1993    529,072        ---        25,000
Corporate Planning and        1992    517,980        ---         ---
Development

J. Craig Gilbert              1994    176,156      323,200       ---
Senior Vice President and     1993    143,716      255,700      20,000
Regional Manager, Region I    1992    141,098      259,550      20,000

Kenneth A. White              1994    175,850      323,200       ---
Senior Vice President and     1993    127,817      440,000       ---
Regional Manager Region II    1992    124,831      630,000       ---

<F1> Fiscal 1992 includes 53 weeks compared to 52 weeks for fiscal 1994 and
1993.

Fiscal Year-End Option Value

   The following table sets forth the number of shares covered by stock options held by the named executive officers as of the end of fiscal 1994, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such options, as of the end of fiscal 1994. None of the named executive officers exercised any stock options during fiscal 1994.

                      Number of Securities
                     Underlying Unexercised       Value of Unexercised
                     Options/SARs at Fiscal      In-the-money Options at
                            Year End               Fiscal Year End(2)
Name(1)             Exercisable/Unexercisable   Exercisable/Unexercisable

Robert D. Bolinder        30,000/25,000             $183,750/$153,125

Kenneth A. White            0/70,000                   0/$428,750

J. Craig Gilbert            0/70,000                   0/$428,750

(1) Except as set forth in the table, no named executive officer held any stock options as of the end of fiscal 1994.
(2) Calculated on the basis of the closing price per share for the Corporation's Class B Common Stock on the New York Stock Exchange of $25 1/8 on December 30, 1994, the last trading day in fiscal 1994.


Pension Plan and Other Retirement, Death and Disability Arrangements

   Pension Plan. The Corporation sponsors a retirement plan (the "Pension Plan") for its nonunion employees, including executive officers, which is funded entirely by the Corporation's contributions. An employee's monthly benefit under the Pension Plan is determined by multiplying a fixed dollar amount by the number of years of the employee's employment. The fixed dollar amount, which has varied from year to year, is currently $30 per month and is not subject to reduction for social security benefits. The fixed dollar amount is adjusted from time to time on the basis of a number of factors, including the other compensation and benefits offered to the Corporation's employees generally, the Corporation's overall budget and earnings and pension benefits offered by comparable employers. As of the end of fiscal 1994, the estimated annual amounts payable following retirement to Messrs. Jeffrey P. Smith, Richard D. Smith, White, Bolinder and Gilbert under the Pension Plan were $11,604, $12,768, $8,669, $2,160 and $10,662, respectively.
   Additional Retirement Benefits. As of the end of fiscal 1994, the Corporation has entered into agreements with ten of its executive officers, including each of the named executive officers, which provide that if the officer serves in his present position or a higher position with the Corporation through age 65, such officer or his beneficiary will receive following such officer's retirement or death fixed equal monthly payments over a ten-year period totaling $100,000.
   Supplemental Compensation Agreements. The Corporation has entered into agreements with Mr. White and six other current executive officers which provide for monthly cash payments following the officer's disability or death, or upon reaching a date specified in the agreement (the "Payment Date"). The agreements provide that if the employee becomes disabled while employed by the Corporation and before the Payment Date, the employee is entitled to receive fixed monthly payments for the duration of the disability or for a period of twenty years, whichever period is shorter. The agreements also provide that if the employee dies while employed by the Corporation and before the Payment Date, his beneficiary is entitled to receive fixed monthly payments for a period of twenty years. Unless the employee dies prior to the Payment Date, he is entitled to receive monthly payments for a period of twenty years beginning on the Payment Date. The amount of these monthly payments is based on the employee's number of years of employment from the date of the agreement through the Payment Date. If the employee dies after the Payment Date, the employee's beneficiary is entitled to receive any remaining payments. The payment of benefits under the agreements is subject to forfeiture if the employee accepts employment prior to the Payment Date with a company in the food or drug business (either wholesale or retail) without the prior written consent of the Corporation. In the event of a change in control of the Corporation, defined as either a sale of substantially all of the assets of the Corporation or the sale of 51% of the Corporation's outstanding capital stock to an entity other than one owned and controlled by the Smith family, the Corporation must purchase a fully paid insurance annuity for the benefit of the employees that will fully vest the employees in their benefits under the agreements.
Mr. White and all executive officers as a group are entitled to receive maximum monthly payments of $12,500 and $53,125, respectively, under the supplemental compensation agreements, subject to pro rata reduction in the event that employment ceases prior to the Payment Date other than as a result of death or disability. Mr. White's agreement provides for a Payment Date in 2000, and those of the other executive officers provide for Payment Dates ranging from 2000 to 2010. The Corporation has purchased cost-recovery life insurance to cover its obligations under these agreements.

Report of the Compensation Committee on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of the Corporation's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.
   The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Corporation's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, reviews and approves on an annual basis the compensation policies applicable to the Chief Executive Officer and the other executive officers of the Corporation.
   The objectives of the Corporation's executive compensation program are to:
   -  Support the achievement of desired performance by the Corporation.
   - Provide compensation that will attract and retain superior talent and reward performance.
   - Align the executive officers' personal interests and financial remuneration with the success of the Corporation by basing a significant portion of their compensation upon corporate performance.
   The executive compensation program provides an overall level of compensation opportunity that is competitive within the retail food and drug industry, including those companies which compete directly with the Corporation in its regions, as well as companies outside the industry with which the Corporation may compete for executive talent. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Corporation, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation), and the availability of compensation information. In reviewing the compensation practices of other companies, the Compensation Committee considers the fact that the compensation structures of most peer companies tend to be significantly different than those of the Corporation in a number of respects, particularly in such areas as the amount of bonus relative to salary paid by such companies, their use of stock appreciation rights and stock options, the time period over which stock options vest and the nature and amount of pension benefits made available to executive officers. For these reasons, although the Compensation Committee has considered the compensation policies of certain companies which are among the Corporation's peer group in the Performance Graph below, the Compensation Committee does not believe that all of such companies are comparable to the Corporation for the purpose of setting the compensation for the Corporation's executive officers. The Compensation Committee uses its discretion to set executive compensation at levels warranted by external, internal and individual circumstances. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term performance of the Corporation and each individual executive officer's performance. Based upon a survey of compensation levels at such peer companies in recent periods, the Compensation Committee believes that the Corporation's cash compensation level corresponds to the top one-third of compensation paid to executive officers of companies in the peer group.
   The Corporation's executive officer compensation program is comprised of base salary, cash bonus compensation, long-term incentive compensation in the form of stock options, and various other benefits such as those available through the Corporation's medical and pension plans.
   Base Salary. Base salary levels for the Corporation's executive officers, including the Chief Executive Officer, are set such that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Corporation competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Corporation's historical and recent financial performance (including such measures as gross margin, net income, same-store sales, customer count, cost savings and market share), the individual's achievement of particular non-financial goals within his or her responsibility (such as store openings, site acquisitions or other specific tasks), and other contributions made by the officer to the Corporation's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.
   Cash Bonus. The Corporation's cash bonus program includes all executive officers. Its purpose is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve or exceed the Corporation's budgeted pre-tax income. Under the terms of the Bonus Program , the cash bonus paid for fiscal 1994 to each officer equals the maximum bonus amount determined for such officer multiplied by a percentage based on a comparison of actual pre-tax income to budgeted pre-tax income, up to a maximum of 100 percent of the maximum bonus amount in each case. The annual amount budgeted for pre-tax income was approved by the Board of Directors for the 1994 fiscal year of the Corporation during its January 1994 meeting. At the beginning of the 1994 fiscal year, the Compensation Committee established the maximum amount of bonus payable for such year for each executive officer. In reviewing the amount, the Compensation Committee considered a number of factors including each officer's overall compensation package, bonus and other compensation opportunities at competing companies and the officer's level of responsibility. The Compensation committee also established a formula for payment of bonuses based on the extent of achievement of the Board-approved budgets. The Corporation believes that as compared to other companies in its industry, the Corporation pays a relatively higher proportion of total executive compensation in the form of bonus rather than salary and equity-based compensation.
   Stock Option Plan. The Corporation's Amended and Restated 1989 Stock Option Plan authorizes the Compensation Committee to grant stock options to executives and key managers. Grants of options are made in amounts commensurate with the individual's responsibility and at a level calculated to be competitive within the retail food and drug industries as well as a broader group of companies of comparable size and complexity. Option grants are made from time to time and, depending upon the circumstances, typically are not made to each executive officer during each year. Options granted to executive officers typically do not vest until ten years after the grant date, and do not include any specific, pre-determined performance targets as a condition to vesting or granting. The Corporation believes that such long-term grants serve the primary objective of retaining executives and key managers, while also aligning executive and shareholder interests by creating a strong and direct link between compensation and stockholder return and by enabling executives and key managers to develop and maintain a significant, long-term ownership interest in the Corporation's Common Stock. No additional stock options were granted to the named executive officers during 1994 because the Compensation Committee determined that, in general, stock and options held by such officers (including the stock holdings of the Chief Executive Officer) currently provide such officers with a strong identity of interest with the Corporation's stockholders and are adequate to achieve the goals discussed above. Grants of additional stock options to the named executive officers may be considered in future periods by the Compensation Committee. Since the Corporation's initial public offering in 1989, the Corporation has granted all stock options at an exercise price of $19.00 per share, which was the initial public offering price for the Corporation's Class B Common Stock. The Compensation Committee believes that despite the nominal compensation expense incurred by the Corporation in granting stock options below the then-current market value of the Corporation's stock, this policy promotes morale among executive officers while providing adequate incentives to maximize shareholder value, given that typically no portion of the Corporation's stock options become exercisable until ten years from the date of grant.
   Benefits. The Corporation provides medical and pension benefits to the executive officers, including the Chief Executive Officer, that are generally available to the Corporation's employees. The Corporation also provides certain executive officers with supplemental retirement, death and disability benefits, as more fully described under the caption, "Pension Plan and Other Retirement, Death and Disability Arrangements." The benefits available under such arrangements generally are the same for each of the Corporation's executive officers, including the Chief Executive Officer, except to the extent benefits are payable based upon the length of an officer's employment with the Corporation.
   Chief Executive Officer Compensation. The Chief Executive Officer's compensation is reviewed and approved independently by the Compensation Committee. The Compensation Committee members determine the Chief Executive Officer's compensation based upon the factors applicable to the Corporation's other executive officers, which are described in detail above, as well as a number of additional qualitative and quantitative factors appropriate to his position as the Corporation's principal executive. For 1994, these factors included providing the strategic leadership necessary when faced with the current challenges of the Corporation and the supermarket industry. In particular, the Committee noted that in fiscal 1994 the Chief Executive Officer led the reorientation of the Corporation's expansion program, which included the moderation of expansion efforts in the Southern California market, and the downsizing of the average size of new stores in order to enhance return on the Corporation's investment and permit expansion in additional market areas.
   The Committee also noted that while the Corporation is numbered among the leading low-cost operators in the industry, as measured by selling, general and administrative expenses as a percentage of sales, the Chief Executive Officer continued to achieve reductions in operating costs during 1994. Because of this cost reduction program, the Corporation was able to generate increased earnings compared to the prior year despite decreases in same store sales. The Chief Executive Officer also continued in 1994 a re-engineering process of several key store systems to better utilize available computer technology, streamline the systems and reduce operating costs primarily through labor efficiencies. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation.
   In accordance with the Corporation's compensation policies for all executive officers, a large component of the Chief Executive Officer's compensation is paid in the form of bonus, which, in order to provide an appropriate incentive to maximize the Corporation's financial performance, is determined based upon preset bonus maximums and the amount of the Corporation's pre-tax income compared to budgeted pre-tax income. For fiscal 1994, the Corporation achieved the budgeted level of pre-tax income, resulting in a maximum CEO bonus of $516,000, which represented a 4.3% decrease from the bonus paid for the previous year. The CEO's total cash compensation for 1994 represented a 1.8% decrease from the previous year. The Compensation Committee believes that the Chief Executive Officer's lower total cash compensation is appropriate in light of the Corporation's slower growth in earnings in fiscal 1994 and the other factors described above. Based upon its survey of compensation levels at the peer companies included in the Performance Graph below, the Committee noted that the Chief Executive Officer's cash compensation during fiscal 1994 was in the top one-third relative to the fiscal 1993 cash compensation of the CEOs of such companies. The Compensation Committee noted, however, that, while the Chief Executive Officer's compensation for fiscal 1994 consisted solely of cash compensation, a substantial majority of the peer companies also provided substantial equity or stock appreciation compensation to their CEOs during fiscal 1993. The CEO has not received any stock option grants to date. For this reason, the Chief Executive Officer's overall compensation would most likely rank lower relative to CEO compensation at the peer companies when the value of such non-cash compensation is included. In determining the compensation of the Chief Executive Officer, the Compensation Committee considers compensation levels at these peer companies. However, the Compensation Committee has not deemed it practicable or appropriate to target the Chief Executive Officer's compensation at any particular percentile relative to the peer group.
                                             DeLonne Anderson
                                             Duane Peters
                                             Ray V. Rose
                                              Members of the Compensation
                                                 Committee of the Board of
                                                 Directors

Performance Graph

   The graph below compares the cumulative total stockholder return on the Class B Common Stock of the Corporation with the cumulative total return on the Standard & Poor's 500 Index and a peer group of eleven companies in the Corporation's industry over the period. In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of the beginning of each fiscal year set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     [PERFORMANCE CHART FILED ON FORM SE]

(1) The selected peer group consists of the following companies: Bruno's, Inc.; Fred Meyer, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Co.; Hannaford Brothers Co.; Kroger Co.; Quality Food Centers, Inc.; Safeway, Inc.; Stop & Shop Cos., Inc.; Vons Companies, Inc.; and Weis Markets, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Corporation and their market capitalization relative to that of the Corporation.<P255>


                             CERTAIN TRANSACTIONS

   During fiscal 1994, the Corporation paid $340,001 in advertising fees to radio and television stations operated by subsidiary companies of Bonneville International Corporation ("Bonneville"). Rodney H. Brady, a director of the Corporation, serves as President and Chief Executive Officer of Bonneville, but has no role in the Corporation's advertising decisions. The Corporation believes that the terms of the foregoing transactions were no less favorable to the Corporation that those which could have been obtained from unaffiliated third parties.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table provides certain information which has been furnished to the Corporation regarding ownership of the Corporation's voting securities as of February 27, 1995, with respect to (i) each director of the Corporation and nominee for director who benefically owns shares; (ii) each executive officer of the Corporation named in the Summary Compensation Table above who beneficially owns shares; (iii) all directors and executive officers of the Corporation as a group; and (iv) each beneficial owner of five percent or more of any class of the Corporation's voting securities:

                                                      Amount and                Percent of
                                                       Nature of               all Votes of
                                         Title of     Beneficial       Percent all Classes
                 Name                     Class      Ownership <F1>   of Class   of Stock
Jeffrey P. Smith                        Class A      3,385,808 <F2>     28.2%    44.5%
c/o Smith's Food & Drug Centers, Inc.   Class B         10,600            *
1550 South Redwood Road                 Preferred    9,330,000 <F3>     61.3
Salt Lake City, UT   84104

Dee Glen Smith Marital Trust I          Class A        462,420 <F4>     3.8      34.3
c/o Ida W. Smith                        Preferred    9,330,000 <F4>     61.3
1066 North East Capital Blvd.
Salt Lake City, UT   84103

Richard D. Smith                        Class A      2,462,553 <F5>     20.5      8.6
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT   84104

Corporation of the President of         Preferred    2,000,010          13.1      7.0
 the Church of Jesus Christ of
 Latter-day Saints
50 East North Temple
Salt Lake City, UT   84150

Fred L. Smith                           Class A      1,914,996 <F6>     15.9      6.7
74285 Quail Lake Dr.
Indian Wells, CA   92210

Trust for the Children                  Class A      1,155,300 <F4>      9.6      4.0
 of Jeffrey P. Smith
2551 Brentwood Circle
Salt Lake City, UT    84121

Trust for the Children                  Class A      1,155,300 <F7>      9.6      4.0
 of Fred L. Smith
74285 Quail Lakes Dr.
Indian Wells, CA    92210

Trust for the Children                  Class A      1,115,300 <F8>      9.3      3.9
 of Richard D. Smith
1038 North East Capital Blvd.
Salt Lake City, UT    84103

Putnam Investments, Inc                 Class B        901,300 <F9>      6.9       *
One Post Office Square
Boston, MA    02109

University of Utah Medical School       Preferred    1,000,000           6.6      3.5
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT   84112

Ida Smith                               Preferred      900,000           5.9      3.2
1066 North East Capital Blvd.
Salt Lkae City, UT   84103

Allen P. Martindale                     Class A        631,000 <F10>     5.3      2.2
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT   84104

Sean D. Smith                           Class A        489,820 <F11>     4.1      1.7

DeLonne Anderson                        Class A        292,640 <F12>     2.4      1.1
                                        Class B        151,000 <F13>     1.2

Robert D. Bolinder                      Class A        100,000            *        *
                                        Class B         30,000 <F14>      *
Ray V. Rose                             Class A         90,000 <F15>      *        *

Douglas John Tigert                     Class A         75,000            *        *

Kenneth A. White                        Class A         66,900            *        *
                                        Class B         60,790            *
J. Craig Gilbert                        Class A         65,000

Rodney H. Brady                         Class A         53,500 <F16>      *        *

Alan R. Hoefer                          Class A         30,000            *        *
                                        Class B         11,000            *

Duane Peters                            Class A         30,500 <F17>      *        *
                                        Class B            300            *
All Directors and Executive             Class A      8,769,536          73.0%
 Officers as a Group(22 persons)        Class B        301,406           2.3%    63.5%
                                        Preferred    9,330,000          61.3%

* Less than one-percent.
<F1>   Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to this table. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock.
<F2>   Includes 1,542,110 shares which are held of record by four trusts of which Jeffrey P. Smith is the trustee and of which his children and the children of Richard D. Smith are beneficiaries, 43,100 shares held of record by Mr. Smith's wife, and 462,420 shares held of record by a trust for benefit of Ida W. Smith and of which Mr. Smith is trustee.
<F3>   Such shares are held of record by a trust for the benefit of Ida W.
       Smith and of which Jeffrey P. Smith trustee.
<F4>   Included in the shares shown for Jeffrey P. Smith.
<F5>   Includes 1,580,628 shares which are held of record by six trusts of which Richard D. Smith is trustee and of which his children and the children of Jeffrey P. Smith are beneficiaries and 11,742 shares held of record by Mr. Smith's wife.
<F6>   Includes 1,358,778 shares which are held of record by four trusts of which Fred L. Smith is trustee and of which his children are beneficiaries, and 35,200 shares held of record by Mr. Smith's wife.
        <F7>     Included in the shares shown for Fred L. Smith.
        <F8>     Included in the shares shown for Richard D. Smith.
<F9>   This information is based on a Scheudle 13G filed with the Securities and Exchange Commission reporting that, as of December 31, 1994, Putnam Investments, Inc. had shared voting power as to 393,200 of such shares, sole voting power with respect to none of such shares, and shared dispositive power with respect to all of such shares. The Putnam Advisory Company, Inc., a wholly-owned subsidiary of Putnam Investments, Inc., also is listed as beneficial owner of such shares.
<F10>  Such shares are held of record by a trust for the benefit of Mr.
       Martindale and his wife and of which Mr. Martindale is trustee.
<F11>  Includes 484,226 shares held of record by trusts for the benefit of Mr.
       Sean D. Smith of which Messrs. Richard D. Smith and Jeffrey P. Smith are trustees. Of such shares, 99,126 shares are included in shares shown for Richard D. Smith and 385,100 shares are included in shares shown for Jeffrey P. Smith. Also includes 5,594 shares held of record by four trusts of which Sean D. Smith is trustee and of which his children and other family members are beneficiaries.
<F12>  Includes shares held of record by the following partnerships, of which
       Mr. Anderson is a general partner: Cheever Investments, 111 shares; Ricks Creek Investment, 28,811 shares; and Lupine Investment, 64,851. Also includes 148,867 shares held of record by Mr. Anderson's wife.
<F13>  Includes shares held of record by the following partnerships, of which
       Mr. Anderson is a general partner: Cheever Investments, 70,000 shares; and Ricks Creek Investment, 42,000 shares.
<F14>  Includes 30,000 shares of issuable upon exercise of vested options as of
       February 28, 1994.
<F15>  Includes 60,000 shares held of record by a trust of which Mr. Rose is trustee and of which the members of the family of Mr. Rose are beneficiaries.
<F16>  Such shares are held by a trust for the benefit of Mr. Brady and his wife and of which Mr. Brady is trustee.
<F17>  Includes 6,450 shares held of record by two trusts of which Mr. Peters is trustee and of which the members of the family of Mr. Peters are beneficiaries. Also includes 24,050 shares held in an IRA account of which Mr. Peters is beneficiary.



               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the independent auditors to examine the accounts of the Corporation for the 1995 fiscal year. Ernst & Young LLP has served as the Corporation's independent auditors since prior to 1970. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares of Series I Preferred Stock, Class A Common Stock and Class B Common Stock voting on the proposal, with all such shares voting together and with each share of Series I Preferred Stock and Class A Common Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, management will review its future selection of auditors.
   A member of Ernst & Young LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.
   The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as the Corporation's independent auditors for the 1995 fiscal year.


                                 OTHER MATTERS

   Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires the Corporation's officers and directors and persons who own more than ten percent of the Corporation's Class B Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons, the Corporation believes that during fiscal 1994 all the Reporting Persons complied with all applicable filing requirements, except that one statement of changes in beneficial ownership was inadvertently filed late on behalf of Mr. Jeffrey P. Smith involving one reportable transaction.
   Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.


                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

   Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Corporation must be received by the Corporation no later than November 25, 1995 for inclusion in the Corporation's Proxy Statement and proxy card related to the 1996 Annual Meeting.

Salt Lake City, Utah
March 24, 1995

                         [FORM OF FRONT OF PROXY CARD]
SMITH'S FOOD & DRUG CENTERS, INC.                                   PROXY
1550 SOUTH REDWOOD ROAD
SALT LAKE CITY, UTAH  84104

   JEFFREY P. SMITH, ROBERT D. BOLINDER AND MICHAEL C. FREI, or any of them each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith's Food & Drug Centers, Inc. (the "Corporation"), to be held on Tuesday, April 25, 1995, and any adjournments or postponements thereof.

   Election of all fifteen directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: JEFFREY P. SMITH, RICHARD D. SMITH, STUART ROSENTHAL, ROBERT D. BOLINDER, KENNETH A. WHITE, DELONNE ANDERSON, RODNEY H. BRADY, ALAN
R. HOEFER, ALLEN P. MARTINDALE, NICOLE MILLER, DUANE V. PETERS, RAY V. ROSE, FRED L. SMITH, SEAN D. SMITH, AND DOUGLAS J. TIGERT.

   If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.

   1.     Election of Directors (see above):
          ___  FOR            ___  WITHHOLD
     FOR, except vote withheld from the following nominee(s):
_______________________________________________________________________________
_______________________________________________________________________

   2. To ratify and approve an amendment to the Corporation's 1989 Stock Option Plan:
          ___  FOR            ___  AGAINST        ___  ABSTAIN

   3. To ratify the appointment of Ernst & Young as the Corporation's independent auditors for 1995:
          ___  FOR            ___  AGAINST        ___  ABSTAIN
----------------------------------------------------------------------------
                         [FORM OF BACK OF PROXY CARD]
   Shares represented by this proxy will be voted as directed on the reverse side by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2 and
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 25, 1995.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

   Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature__________________________________________  Date_________________

Signature__________________________________________  Date_________________